Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement on Form F-1/A of Ardagh Metal Packaging S.A. of our report dated February 24, 2021 relating to the combined financial statements of Ardagh Metal Packaging (the “AMP Business”), which appears in this registration statement. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers

Dublin, Ireland

August 19, 2021

1